CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED HAVE BEEN REDACTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K.  [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Exhibit 10.5

Execution Copy January 30, 2020

CONSENT AGREEMENT

THIS CONSENT AGREEMENT (this "Consent Agreement") is entered into this 30th day of January 2020 (the "Execution Date") by and between

GRṺNENTHAL GMBH, organized under the laws of Germany and having its principal office at Zieglerstrabe 6, 52078 Aachen, Germany (hereinafter "GRÜNENTHAL"), and

Assertio Therapeutics, Inc. (formerly Depomed, Inc.), and Depo NF Sub, LLC organized under the laws of the State of Delaware and having their principal offices at 100 S. Saunders Road, Suite 300, Lake Forest, IL 60045, USA (hereinafter collectively "ASRT"), and is joined by Collegium Pharmaceutical Inc., and Collegium NF, LLC organized under the laws of the Commonwealth of Virginia and having their principal offices at 100 Technology Center Drive, Suite 300, Stoughton, MA 02072 (hereinafter collectively "COLL") upon COLL's execution of a joinder to this Consent Agreement pursuant to paragraph 2 hereof.

WHEREAS, Janssen Pharmaceuticals, Inc., a Delaware corporation having a principal place of business at 1125 Trenton-Harbourton Road, Titusville, New Jersey, 08560 and Janssen Research & Development, LLC having a principal place of business at U.S. Route 202, Raritan, New Jersey 08869 ("OMP") and GRÜNENTHAL entered into a License Agreement dated February 21, 2003, which License Agreement was amended as of December 23, 2004 and June 21, 2006 and then amended and restated in its entirety in an Amended and Restated License Agreement dated December 28, 2006, which Amended and Restated License Agreement was amended as of June 19, 2007, December 17, 2008, January 16, 2009, May 22, 2009, July 15, 2010 and May 29, 2013 (such Amended and Restated License Agreement, together with all amendments thereto, the "Combined Territories License Agreement") and then amended and restated in its entirety in two (2) agreements: (a) a License Agreement (U.S.) with an effective date of January 13, 2015, including all amendments and side letters thereto (collectively the "Agreement"), pursuant to which inter alia GRÜNENTHAL agreed to license to OMP certain patents and know-how regarding composition of matter CG-5503 and pharmaceutical formulations containing CG-5503 as active pharmaceutical ingredient (the "Product"), as well as certain drug delivery systems for delivery of CG-5503, and to grant manufacturing, commercialization and certain other rights to OMP for the Product in the United States of America (the "Territory") and (b) a License Agreement (Canada/Japan) with an effective date of January 13, 2015 (the "Canada/ Japan License Agreement"), pursuant to which inter alia GRÜNENTHAL agreed to license to OMP certain patents and know-how regarding composition of matter CG-5503 and the Product, as well as certain drug delivery systems for delivery of CG-5503, and to grant manufacturing, commercialization and certain other rights to OMP for the Product in Canada and Japan;

WHEREAS, on January 15, 2015, with GRÜNENTHAL's consent to the Assignment and Consent Agreement entered into January 13, 2015 by OMP and GRÜNENTHAL and joined by ASRT ("OMP Consent"), OMP and/or one or more of its Affiliates and ASRT and/ or one or more of its Affiliates entered into Asset Purchase Agreement and certain other agreements pursuant to which, on April 2, 2015, ASRT acquired from OMP certain assets and rights related to the Product (including OMP's rights under the Agreement), and ASRT and/ or its Affiliates assumed certain liabilities related to the Product (the "ASRT Transaction");

WHEREAS, ASRT and/or one or more of its Affiliates (collectively, the "Assigning Entities") and COLL are discussing the possibility of entering into a transaction pursuant to

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED HAVE BEEN REDACTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K.  [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Execution Copy January 30, 2020

which it is contemplated that the Assigning Entities will assign to COLL, and COLL will assume from the Assigning Entities all of the Assigning Entities' rights and obligations under the Agreement and to the Product (the "Transaction");

WHEREAS, in the event one or more of the Assigning Entities and COLL agree to enter into the Transaction, such Assigning Entities and COLL would enter into one or more definitive agreements setting forth the terms and conditions upon which the Transaction shall be consummated (the "Definitive Agreements"); and

WHEREAS, ASRT desires to request GRÜNENTHAL's consent to assign to COLL, effective upon the consummation of the Transaction, all of ASRT's rights and obligations (i) under the Agreement, (ii) to the Product and (iii) to the Regulatory Approvals, among other things, as set forth in and pursuant to the terms of the Definitive Agreements, to COLL and GRÜNENTHAL desires to consent to such assignment, subject to the terms and conditions of this Consent Agreement;

NOW, THEREFORE, ASRT, COLL and GRÜNENTHAL agree as follows:

I.            As of the Execution Date, GRÜNENTHAL hereby irrevocably consents to the assignment of the Agreement, the Regulatory Approvals and other assets pursuant to the Definitive Agreements, as contemplated in paragraphs 5  and 6 below and under the terms and conditions of this Consent Agreement.

2.            In the event one or more of the Assigning Entities and COLL enter into the Definitive Agreements:

2.1.        COLL shall execute a joinder to this Consent Agreement in substantially the form of Exhibit A attached hereto, and shall thereafter be a party to this Consent Agreement and shall be fully bound by, and subject to, all of the terms and conditions of this Consent Agreement; and

2.2.        within five (5) working days after the execution of the Definitive Agreements, ASRT shall notify GRÜNENTHAL in accordance with paragraph 15 of this Consent Agreement or by electronic correspondence (in text form) to the CEO of GRÜNENTHAL or the Senior Vice President Corporate Development of such execution and deliver to GRÜNENTHAL a copy of such executed joinder.

3.            In the event the closing of the Transaction occurs:

3.1.        ASRT shall notify GRÜNENTHAL in accordance with paragraph 15 of this Consent Agreement or by electronic correspondence (in text form) to the CEO of GRÜNENTHAL or the Senior Vice President Corporate Development and Licensing within five (5) working days of the closing of the Transaction; and

3.2.        the date of such closing shall be referred to as the "Closing Date" in this Consent Agreement.

4.            If ASRT does not notify GRÜNENTHAL of the closing of the Transaction in accordance with paragraph 3.1 on or before May 31, 2020, then this Consent Agreement shall become null and void and be of no further force and effect.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED HAVE BEEN REDACTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K.  [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Execution Copy January 30, 2020

5.            As of the Closing Date, ASRT assigns to COLL with debt discharging effect (mil schuldbefi'eiender Wirkung)  all of the rights, licenses, claims, obligations and duties of ASRT under or relating to (i) the Agreement, (ii) the Regulatory Approvals and (iii) such other assets relating to the Product as contemplated by the Definitive Agreements. As of the Closing Date, all references in the Agreement to any person defined as ASRT or OMP herein, shall be deemed to refer to COLL, except to the extent otherwise expressly set forth herein. Upon request by ASRT or COLL, GRÜNENTHAL shall provide, for no additional consideration or concessions, all reasonable and customary statements and documents required or useful for the transfer under paragraphs 5 and 6 hereof.

6.            As of the Closing Date, COLL hereby accepts such assignment and assumption of rights, licenses, claims, obligations, duties, assets and approvals by way of assumption of contract with debt discharging effect (im Wege der Vertragsubernahme mit schuldbefreiender Wirkung)  to the same extent and with the same effect, as if COLL had been an original party thereto instead of ASRT, except to the extent otherwise expressly set forth herein; provided, however, that COLL does not assume, and COLL shall have no liability to GRÜNENTHAL or its Affiliates with respect to, any Discharged GRÜNENTHAL Claim (as such term is defined in paragraph 10 of this Consent Agreement). As of the Closing Date, GRÜNENTHAL and COLL agree:

6.1.        None of COLL or any of its Affiliates may initiate, or assist a Third Party in initiating, a patent re-examination, inter partes review, post grant or other patent office proceeding, opposition, litigation, or other court proceeding challenging the validity of any issued U.S. patent within the GRÜNENTHAL Patents licensed under the Agreement.

6.2.        COLL shall, during the term of the Agreement use Commercially Reasonable and Diligent Efforts to market, promote, offer for sale, sell and have sold each Product in the Territory ("Promotional Activities").

6.3.        COLL shall permit a certified public accountant or other representative selected by GRÜNENTHAL, and acceptable to COLL, to examine the records of COLL and its Affiliates in accordance with Section 6.12(f) of the Agreement.

7.            GRÜNENTHAL, ASRT and COLL, as applicable, agree:

7.1.        The periodic business review provided for in Section 4.9 of the Agreement shall be furnished to GRÜNENTHAL by COLL or its Affiliates with respect to its own Promotional Activities with respect to the Product and in accordance with the terms thereof.

7.2.        The annual strategic plan information provided for in Section 4.10 of the Agreement shall be furnished to GRÜNENTHAL by COLL or its Affiliates with respect to its anticipated Promotional Activities for the upcoming calendar year and in accordance with the terms thereof.

7.3.        GRÜNENTHAL shall limit distribution of the foregoing information provided by COLL or its Affiliates only to its directors, officers, employees or advisers who have a need to access such information in connection with this Consent Agreement and/or the Agreement.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED HAVE BEEN REDACTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K.  [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Execution Copy January 30, 2020

7.4.        The COGS Cap as set forth m Section 6.9 of the Agreement shall be inapplicable.

7.5.        For the years 2020 and 2021, the following shall apply:

COLL shall pay GRÜNENTHAL a royalty of 14% on Net Sales of Product and ASRT shall pay GRÜNENTHAL a lump sum royalty of [***] (the "Lump Sum") for each of the years 2020 and 2021; provided, however, the Lump Sum shall only be payable, as applicable, in the event annual Net Sales of Product (whether generated by COLL, its Affiliates or any Third Party) is less than [***] for each of the years 2020 and 2021.

The applicable royalty amounts shall be calculated and paid by COLL within sixty (60) days following the end of each calendar half-year for which such royalties are due and the Lump Sum, as applicable, shall be calculated and paid by ASRT to GRÜNENTHAL within sixty (60) days of the end of each applicable year.

7.6.        For the year 2022 and the following years, the following shall apply:

a)  for annual Net Sales of Product (whether generated by COLL, its Affiliates, any Third Party or ASRT) of less than [***] and notwithstanding any other provision of this Consent Agreement and of the Agreement, COLL shall pay GRÜNENTHAL a royalty of 14% of such annual Net Sales of Product in each of such year(s);

b)  for annual Net Sales of Product (whether generated by COLL, its Affiliates, any Third Party or ASRT) equal to or greater than [***] and equal to or less than [***], and notwithstanding any other provision of this Consent Agreement and of the Agreement, COLL shall pay GRÜNENTHAL in addition to the payment made under 7.6 (a) above, a royalty of [***] on such amount of annual Net Sales of Product in each of such year(s); and

c)  for annual Net Sales of Product (whether generated by COLL, its Affiliates, any Third Party or ASRT) greater than [***], and notwithstanding any other provision of this Consent Agreement and of the Agreement, COLL shall pay GRÜNENTHAL in addition to the payments made under 7.6 (a) and (b) above, a royalty of [***] on such amount of annual Net Sales of Product in each of such year(s).

7.7.        For any Product first Commercialized after the expiry of the composition of matter Patent claiming CG-5503 ("New Product") the following shall apply:

Notwithstanding any other provision of this Consent Agreement and of the Agreement, COLL shall pay GRÜNENTHAL, in addition to the payments under 7.5 and 7.6 of this Consent Agreement with respect to annual Net Sales of Products, a royalty of [***] on annual Net Sales of New Products (whether generated by COLL, its Affiliates, any Third Party or ASRT).

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED HAVE BEEN REDACTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K.  [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Execution Copy January 30, 2020

7.8         The applicable royalty amount pursuant to 7.6 and 7.7 shall be calculated and paid by COLL to GRÜNENTHAL within sixty (60) days of the end of each applicable half-year for which such royalties are due.

7.9         GRÜNENTHAL, and COLL will use commercially reasonable efforts to explore the possibility of GRÜNENTHAL supplying Product to COLL and any sublicensee of COLL.

8.           This Consent Agreement, unless terminated pursuant to paragraph 4, shall automatically become effective as of the Execution Date and shall continue in effect for the Term of the Agreement, and thereafter in perpetuity; provided, that the provisions of paragraphs 1 through 4, this paragraph 8 and paragraphs 13 through 16 shall become effective on the Execution Date and shall be legally binding on ASRT,  GRÜNENTHAL and (upon execution of the joinder pursuant to paragraph 2) COLL as of the Execution Date and the other provisions of this Consent Agreement shall not become effective until the Closing Date.

9.           As of the Closing Date, this Consent Agreement shall supersede and replace the Consent Agreement between the parties dated November 30, 2017 (the "Prior Consent"); provided, however, that (i) any royalty payment obligation of ASRT accrued in 2019 under the Prior Consent and not paid until the Closing Date, shall survive and (ii) such royalties may be paid by COLL directly to GRÜNENTHAL on behalf of ASRT in full satisfaction of such obligation.

10.         As of the Closing Date: (a) any claims of ASRT or its Affiliates against GRÜNENTHAL or its Affiliates arising out of the Agreement, the OMP Consent or the Prior Consent are hereby released and discharged; and (b) any claims of GRÜNENTHAL or its Affiliates against ASRT or COLL or any of their respective Affiliates arising out of the Agreement, the OMP Consent - subject to Section 9, the Prior Consent or the Commercialization Agreement by and among ASRT and COLL dated December 4, 2017, as amended ("Discharged GRÜNENTHAL Claims") are hereby released and discharged; this is an agreement in favor of a third party (Vertrag zugunsten Driller) pursuant to Sec. 328 German Civil Code (BGB) for the benefit of ASRT's Affiliates and GRÜNENTHAL's Affiliates, as applicable. In addition, effective as of the Closing Date, GRÜNENTHAL hereby irrevocably waives any right that GRÜNENTHAL may have, or may have had, to terminate the Agreement for, or by virtue of, any Discharged GRÜNENTHAL Claim.

11.          Notwithstanding any provision of this Consent Agreement to the contrary, the confidentiality obligations set forth in Article 8 of the Agreement shall continue to apply to ASRT and GRÜNENTHAL with respect to any Confidential Information disclosed prior to the Closing Date, until the tenth (10th) anniversary of the Closing Date.

12.         Certain Licenses:

12.1.      As of the Closing Date, COLL agrees to grant, and to cause its Affiliates to grant, and hereby grants by itself and in the name and on behalf of its Affiliates to ASRT and its Affiliates a non-exclusive, royalty-free sublicense under all rights granted by GRÜNENTHAL to COLL under the Agreement, solely to the extent necessary to enable ASRT and its Affiliates to perform its and their obligations under the Definitive Agreements and related ancillary agreements, and GRÜNENTHAL agrees to consent, and hereby consents to such sublicense.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED HAVE BEEN REDACTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K.  [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Execution Copy January 30, 2020

12.2.      As of the Closing Date,  GRÜNENTHAL agrees to grant, and to cause its Affiliates to grant, and hereby grants by itself and in the name and on behalf of its Affiliates to COLL and its Affiliates a non-exclusive, royalty-free license that may be sub-licensed to third party suppliers and manufacturers under the GRÜNENTHAL Background Patents, Improvement Patents controlled by GRÜNENTHAL and GRÜNENTHAL Know-How to make or have made Products, and all related activities, worldwide solely for the purpose of Commercialization of Products within Canada by the licensee authorized by GRÜNENTHAL (currently Endo Ventures Ltd.).

13.          All definitions used in this Consent Agreement shall have the meaning as set forth in the Agreement, unless expressly defined otherwise in this Consent Agreement. This Consent Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and together shall constitute one and the same agreement binding on all of the parties and shall become effective when one or more counterparts have been signed by a party and delivered to the other parties, it being understood that none of the parties need sign the same counterpart. Each of this Consent Agreement and joinder, following its execution, may be delivered via telecopier machine or other form of electronic delivery, which shall constitute delivery of an execution original for all purposes.

14.         This Consent Agreement may be amended, supplemented or otherwise modified at any time, but only by means of a written instrument signed by GRÜNENTHAL, ASRT and COLL.

15.         Unless otherwise specified in this Consent Agreement, all notices and other communications given or made pursuant to this Consent Agreement shall be in writing and shall be deemed to have been duly given on the date delivered, if delivered personally, or on the next business day after being sent by reputable overnight courier (with delivery tracking provided, signature required and delivery prepaid), in each case, to the parties at the following addresses, or on the date sent and confirmed by electronic transmission to the telecopier number specified below (or at such other address or telecopier number for a party as shall be specified by notice given in accordance with this paragraph 15):

15.1.              If to GRÜNENTHAL:

Grunenthal GmbH

52099 Aachen

Germany

Attention: Global Legal

Fax: +49 241 569 3547

15.2.              If to ASRT:

Assertio Therapeutics, Inc.

100 S. Saunders Rd., Suite 300

Lake Forest, IL 60045

Attention: Legal Department

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED HAVE BEEN REDACTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K.  [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Execution Copy January 30, 2020

If to COLL:

To the address set forth in Exhibit A.

16.          Article 16, Section 18.1, Section 18.2, Section 18.3, Section 18.4, Section 18.7, Section 18.8, Section 18.14 and Section 18.17 of the Agreement shall apply mutatis mutandis to this Consent Agreement.

IN WI1NESS WHEREOF, the parties have caused this Consent Agreement to be entered into as of the Execution Date.

GRÜNENTHAL GMBH

By:	/s/ Gabriel Baertschi	By:	/s/ Ralf Radermacher
Name:	Gabriel Baertschi	Name:	Ralf Radermacher
Title:	CEO	Title:	Senior Vice President

ASSERTIO THERAPEUTICS, INC.

By:	/s/ Arthur Higgin
Name:	Arthur Higgin
Title:	CEO

DEPO NF SUB, LLC

By:	/s/ Arthur Higgin
Name:	Arthur Higgin
Title:	CEO

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED HAVE BEEN REDACTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K.  [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Execution Copy January 30, 2020

EXHIBIT A

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT dated as of February 6, 2020 made by the undersigned on behalf of Collegium Pharmaceutical Inc. and its wholly owned subsidiary Collegium NF, LLC (the "Joining Party").

Reference is hereby made to the Consent Agreement, dated as of January 30, 2020 (the "Consent Agreement") by and among GRÜNENTHAL GMBH and ASSERTIO THERAPEUTICS, INC./Depo NF Sub LLC. Capitalized terms used herein without definition shall have the meanings assigned to them in the Consent Agreement.

Pursuant to and in accordance with Consent Agreement, the Joining Party hereby agrees that, upon the execution of this Joinder Agreement, it shall become a party to the Consent Agreement and shall be fully bound by, and subject to, all of the terms and conditions of the Consent Agreement as "COLL" in such capacity as though the undersigned was an original party thereto.

IN WITNESS WHEREOF, the Joining Party hereto has executed this Joinder Agreement as of February 6, 2020

COLLEGIUM PHARMACEUTICAL, INC

By:	/s/ Joseph Ciaffoni
Name:	Joseph Ciaffoni
Title:	President and Chief Executive Officer

Notice Address:

100 Technology Center Drive, Suite 300
Stoughton, MA 02072